Exhibit 10.2

AMENDMENT TO THE STOCK APPRECIATION RIGHTS AWARD
UNDER THE FOSSIL GROUP, INC. 2008 LONG-TERM INCENTIVE PLAN

This AMENDMENT TO THE STOCK APPRECIATION RIGHTS AWARD (this “Amendment”), dated as of ________________, 2016, is made and entered into by Fossil Group, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Fossil Group, Inc. 2008 Long-Term Incentive Plan (the “Plan”) and the Stock Appreciation Rights Award granted to     __________________(the“Participant”) on __________________, 20__ (the “Award”).

WITNESSETH:

WHEREAS, Section 16 of the Award authorizes the amendment of the Award by a writing executed by the Participant and the Company; and

WHEREAS, the Participant and the Company desire to amend the Award to permit continued vesting of the Stock Appreciation Rights granted thereunder in accordance with the terms of that certain Executive Severance Agreement entered into by and between the Participant and the Company (the “Severance Agreement”) upon the Participant’s “Termination of Service” without “Cause” or for “Good Reason” (as each term is defined in the Severance Agreement).

NOW, THEREFORE, effective as of ________________, 2016 (the “Effective Date”) and pursuant to Section 16 of the Award, in consideration of the mutual promises, conditions, and covenants contained herein and in the Award and the Severance Agreement, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree to amend the Award as follows:

1.    Section 2 of the Award is amended by deleting said Section in its entirety and substituting in lieu thereof the following new Section 2:

2.     SAR Exercise Period and Vesting. The SARs granted pursuant to this Award may be exercised by the Participant at any time prior to the Expiration Date set forth in the Notice of Grant (the “Exercise Period”), subject to the limitation that such SARs shall vest and become exercisable only if the Participant remains continuously employed by the Company or its Subsidiaries through each Vesting Date set forth in the Notice of Grant (it being understood that the right to exercise the SARs shall be cumulative, so that the Participant may exercise on or after any Vesting Date and during the remainder of the Exercise Period that number of SARs which the Participant was entitled to exercise but did not exercise during any preceding period or periods).
Notwithstanding the foregoing, in the event the Participant incurs a Termination of Service (as such term is defined in that certain Executive Severance Agreement by and between the Company and the Participant (the “Severance Agreement”)) without Cause (as defined in the Severance Agreement) or for Good Reason (as defined in the Severance Agreement) prior to a Change in Control, then for the eighteen (18) month period immediately following such Termination of Service (the “SAR Vesting Continuation Period”), the then-outstanding SARs shall continue to vest as if the Participant had remained employed with the Company during such period; provided, however, if such Termination of Service occurs in connection with or following a Change in Control, the SARs shall become full vested as of the Termination Date (as defined in the Severance Agreement).

Notwithstanding the vesting conditions set forth herein, (i) the Committee may in its discretion at any time accelerate the vesting of SARs; and (ii) all of the SARs shall vest upon a Change in Control of the Company or upon the death of the Participant.
2.    Section 4 of the Award is amended by deleting the last sentence of said Section and replacing it with the following new sentence:

Notwithstanding the forgoing, vested SARs, including each SAR that vests in connection with the Participant’s Termination of Service pursuant to Section 2 of this Award, shall remain exercisable until the earlier of (i) the Expiration Date and (ii) the date that is (A) in the case of any such Termination of Service prior to a Change in Control, eighteen (18) months following the Termination of Service or (B) in the case of any such Termination of Service in connection with or following a Change in Control, twenty-four (24) months following the Termination of Service.

3.    Except as expressly amended by this Amendment, the Award shall continue in full force and effect in accordance with the provisions thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Participant have executed, or caused to be executed, this Amendment to be effective as of the Effective Date.

FOSSIL GROUP, INC.

By:

Name:

Title:

PARTICIPANT

Printed Name: